As filed with the Securities and Exchange Commission on January 11, 2010
 File No. _________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL CONDIMENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5141	27-1458154
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.	I.R.S. Employer Identification No.

415 East Calder Way, State College, Pennsylvania 16801     (814) 237-0134
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

Copies to:	The McCall Law Firm, PC
14275 Midway Rd.
Suite 220
Addison, Texas 75001
(972) 687-9071 Tel
(817) 533-5330 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of ecurities to be Registered	Amount To be Registered	Proposed Offering Price Per Share (1)	Minimum/Maximum Proposed Aggregate Offering (1)	Amount of Registration Fee

Common stock, $0.001 par value
Minimum	80,000	$0.75	$60,000	$10
Maximum	666,667	$0.75	$500,000	$64

Total maximum	666,667	$0.75	$500,000	$64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

Initial public offering prospectus
Global Condiments, Inc.

Minimum of 80,000 shares of common stock, and a
Maximum of 666,667 shares of common stock
$0.75 per share

               We are making a best efforts offering to sell common stock in our Company. The common stock will be sold by our sole officer and director, Charles C. Herlocher II, after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $60,000 and a maximum of $500,000. The money we raise in this offering before the minimum amount, $60,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The separate bank account will not be a trust account. The offering will end on September 1, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers.

The Offering:
80,000 shares Minimum offering	666,667 shares Maximum offering

	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.75	$60,000	$0.75	$500,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.21 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.05 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on September 1, 2010. However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
_____________________________

This Prospectus is dated __________________________

PROSPECTUS SUMMARY

OUR COMPANY

               We were formed as a corporation on September 17, 2009 after operating as a L.L.C. formed in March 2007. Our executive offices are located at 415 East Calder Way, State College, Pennsylvania 16801. We operate as an Internet Wholesaler of mustard, salsa and other food products. The funds raised in this offering will be used to further develop our business and expand into other markets.

THE OFFERING

Our sole officer and director will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	80,000	333,333	666,6667
Common shares outstanding before this offering	7,000,000	7,000,000	7,000,000
Total shares outstanding after this offering	7,0800,000	7,333,333	7,666,667

Officers, directors and their affiliates will be able to purchase shares in this offering but are limited to 10,000 shares each or a cumulative total of ten percent of the aggregate offering sold. These sales will not count towards the minimum offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

	Unaudited 9 Months Sep 30, 2009	Audited Year Ended Dec 31, 2008	Audited Period Ended Dec 31, 2007
Balance Sheet
Working Capital	$213	$2,108	$2,760
Total Assets	11,423	3,009	6,346
Total Liabilities	11,210	901	3,586
Stockholders’ Equity	213	2,108	2,760

Statement of Operations
Revenue	$32,304	$8,942	$5,745
Cost of Sales	18,178	4,247	2,820
Operating Expense	16,021	5,375	265
Other Income (Expense)	-	28	-
Net Income (Loss)	$(1,895)	$(652)	$2,660

Income per share: Basic & Diluted	$(0.00)	$(0.00)	$0.00
Weighted Average Shares Outstanding	7,000,000	7,000,000	7,000,000

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, our subsidiary has been operating since March 2007, with minimal revenue since inception that could cause us to run out of money and close our business.

We have had minimal revenue since inception and retained earnings of $113 from operations as of September 30, 2009. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our retained earnings from operations through September 30, 2009 was $113. We may incur significant expenses in developing and promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.
We rely on our sole officer for decisions and he may make decisions that are not in the best interest of all stockholders.

We rely on our sole officer, Charles C. Herlocher II, to direct the affairs of the Company and rely upon him competently operate the business. We do not have key man insurance on our sole officer and director and have no employment agreements with him. Should something happen to our sole officer, this reliance on a single person could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our sole officer will retain substantial control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our sole officer, Charles C. Herlocher II, will, in the aggregate, beneficially own approximately 91.81% (or 84.78% if maximum is sold) of the outstanding common stock. As a result, our sole officer will have the ability to control substantially all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. He will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

We may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

Our capital requirements could be more than our operating income. As of September 30, 2009, our cash balance was $8,409. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue for twelve months without any additional funding, but upon raising the minimum amount in this offering, believe that will take us to the point that we will be able to sustain operations for at least a year if we raise no other capital. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

We may not be able to compete successfully with current or future competitors because of their well established supply chains and recognized names with greater financial resources, which if we cannot overcome, could cause the value of your stock to decline or become worthless.

There are many companies who have significantly greater resources than we do who are in or could enter the market. As explained in the section of our ‘Description of Business’ under Competition, many companies have an advantage in providing the same product and services we do because of their name, years in business or resources. If these entities offer these services and products, they have advantages over us including longer operating histories and significantly greater financial resources, advertising, recognized names and other resources which they could use to their advantage. This increased competition could result in price pressure and reduced gross margins, which could harm our net sales and operating results, which in turn could cause your investment to decline and/or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.01 per share and an immediate dilution to the new shareholders of $0.74 per common share; (b) if the midpoint of 333,333 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share. and (c) if the maximum of 666,667 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.06 per share and an immediate dilution to the new shareholders of $0.69 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investor’s subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.75 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.75 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our audit report from our auditors discloses in Note 4 to the financial statements that there is substantial doubt as to our ability to continue as a going concern, which, if true, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 4 to our financial statements discuss a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless if we close down altogether.

The money we raise in this offering before the minimum amount is met will be deposited in a separate non-interest bearing company bank account which, if not properly segregated and accounted for, could be disbursed by the Company.

The money we raise in this offering before the minimum amount, $60,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. If the minimum amount is not raised by the time the offering closes then the funds will be refunded to the investors.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold  consisting primarily of legal, accounting and blue sky fees.
The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$60,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Legal, Accounting & Printing Expense	$6,500	$14,000	$23,000
Other, Offering Expenses	10,269	10,269	10,769
Net Proceeds to Company	43,231	225,731	466,231
TOTAL	$60,000	$250,000	$500,000

The following describes each of the expense categories:
*           legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.
*           other offering expenses includes SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.

The following table sets forth how we anticipate using the net proceeds to the company:

	$60,000 Minimum	$250,000 Mid-level	$500,000 Maximum
Marketing and Promotion	$15,000	$35,500	$80,000
Equipment purchases (2)	8,000	50,000	70,000
Software /website development	14,000	40,000	75,000
Salaries, commissions	4,000	75,000	160,000
General corporate overhead (1)	2,231	25,231	81,231
Proceeds to company	$43,231	$225,731	$466,231

(1) General Corporate overhead includes office rents, warehouse rent, office supplies, utilities, taxes, and any other administrative expense incurred in the normal course of business.

(2) Equipment purchases will start with a used labeling machine ($15,000 to $25,000 depending on speed and options).  Other equipment like a fork lift truck and warehouse racking will follow depending on the amount raised.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the Company.  For a more detailed discussion of the use of proceeds, reader is referred to the section of this offering titled ‘Management’s Discussion and Plan of Operation’.

DETERMINATION OF OFFERING PRICE

The President arbitrarily determined the price for the offering of $0.75 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

               The book value of our common stock as of September 30, 2009 was $213 or $0.00 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

               After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.75 per share, after deducting estimated offering expenses), our projected book value as of September 30, 2009 would be:

$43,444 or $0.01 per share, if the minimum is sold, $225,944 or $0.03 per share, if the midpoint amount is sold, and $466,444 or $0.06 per share, if the maximum is sold.  This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.01 per share and an immediate dilution to the new shareholders of $0.74 per common share.

if the midpoint amount of 333,333 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share.

if the maximum of 666,667 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.06 per share and an immediate dilution to the new shareholders of $0.69 per common share.

The following table illustrates this per share dilution:
	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.75	$0.75	$0.75
Book value as of September 30, 2009	$0.00	$0.00	$0.00
Projected book value after this offering	$0.01	$0.03	$0.06

Increase attributable to new stockholders:	$0.01	$0.03	$0.06

Projected book value as of September 30, 2009 after this offering	$0.01	$0.03	$0.06
Decrease to new stockholders	$0.74	$0.72	$0.69
Percentage dilution to new stockholders	99%	96%	92%

The following table summarizes and shows on a projected basis as of September 30, 2009, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

Current shareholders	7,000,000	98.90	$10,413	$0.00

New investors	80,000	1.10	$60,000	$0.75

Total	7,080,000	100.00	$70,413

Midpoint offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

Current shareholders	7,000,000	95.50	$10,413	$0.00

New investors	333,333	4.50	$250,000	$0.75

Total	7,333,333	100.00	$260,413

Maximum offering
	Number of shares owned	Percent of shares owned	Amount paid	Average price per share

	7,000,000	91.30	$10,413	$0.00

	666,667	8.70	$500,000	$0.75

Total	7,666,667	100.00	$510,413

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our sole officer and director, who will receive no commission on such sales. All sales will be made by personal contact by our sole officer and director, Charles C. Herlocher II. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by Mr. Herlocher, or introduced to Mr. Herlocher and personally contacted by him or referred to him. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

Mr. Herlocher will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. Mr. Herlocher qualifies under this safe harbor because Mr. Herlocher (a) is not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) is not an associated person of a broker dealer, and has not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and he has not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may purchase shares in this offering but are limited to a maximum of 10,000 shares each or a cumulative total of 10% of the aggregate offering sold. These sales will not count toward meeting the minimum offering. All affiliates purchasing the stock will sign a document stating that the shares they purchase will be for investment and not for resale.

The money we raise in this offering before the minimum amount is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on September 1, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. The offering will close on September 1, 2010, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.75 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by September 1, 2010, the subscription agreement will be terminated and any funds received will be promptly returned to the investors.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company as soon as the minimum subscription amount is raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

DESCRIPTION OF SECURITIES BEING REGISTERED

We are offering for sale common stock in our company at a price of $0.75 per share. We are offering a minimum of 80,000 shares and a maximum of 666,667 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share.  As of September 30, 2009, we had 7,000,000 shares of common stock issued and outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of December 31, 2008 and 2007 of the Company included in this prospectus have been audited by LBB & Associates Ltd., LLP, Independent Registered Public Accounting Firm, as set forth in their report. The financial statements as of September 30, 2009 of the Company included in this prospectus have been reviewed by LBB & Associates Ltd., LLP, Independent Registered Public Accounting Firm. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Victor L. McCall, The McCall Law Firm, PC, 14275 Midway Road, Suite 220, Addison,Texas 75001.

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our Company.

DESCRIPTION OF BUSINESS

Global Condiments, Inc. (“GLOBAL” or The “Company”) operates as an Internet Wholesaler of mustard, salsa and other food products.  The Company is located in State College, Pennsylvania and was incorporated on September 17, 2009 under the laws of the State of Nevada.

GLOBAL CONDIMENTS, Inc., is the parent company of Herlocher Foods Online, L.L.C., (“HFO”), a company incorporated under the laws of the State of Pennsylvania. HFO was established in March 2007 and since that time has been operating from their offices in State College, Pennsylvania.

On September 17, 2009, GLOBAL CONDIMENTS, Inc., a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding common stock of HFO.  On September 17, 2009, GLOBAL issued 7,000,000 shares of common stock in exchange for a 100% equity interest in HFO.  As a result of the share exchange, HFO became the wholly owned subsidiary of GLOBAL.  As a result, the shareholders of HFO owned a majority of the voting stock of GLOBAL. Charles C. Herlocher II was the control person in each of the Companies immediately prior to and after the share exchange. The transaction was regarded as a reverse merger whereby HFO was considered to be the accounting acquirer as its shareholders retained control of GLOBAL after the exchange, although GLOBAL is the legal parent company.  The share exchange was treated as a recapitalization of GLOBAL.  As such, HFO (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if GLOBAL had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

GLOBAL is an Internet Wholesaler of mustard, salsa and other food products. GLOBAL provides quality wholesales food products in two major sales segments and has plans for an additional segment;

1.	Wholesales condiment sales:
a.	The sales are generated through the website (www.herlocher.com) where consumers and wholesalers can purchase product at wholesale prices.
b.	This represents 95% of current sales.
2.	Wholesale condiment collegiate label sales:
a.
Your favorite colleges are displayed on your mustard label.  HFO’s related party, Herlocher Foods Inc. (“Herlochers”), has licensee agreements with over 15 colleges to display their logos on the condiment jars (see website).  HFO pays a fee, built into the price of the product, to Herlochers with every sale.

b.	This represents 5% of current sales.
3.	Wholesale condiment private label sales.
a.	This segment is currently under development and plan to begin marketing in spring 2010.

The company currently serves a customer base of 328 accounts (as of September 30, 2009), yielding an average gross margin per sale of 44%. We do not have any contracts or arrangements of consequence with any customer or supplier. Our business model focuses on the ordering and delivery process. The following summarizes the order and delivery process:

The customer utilizes HFO’s web portal at www.herlocher.com to place orders (note: there are an insignificant number of orders received via phone and fax):
1.	Customer accesses website
2.	Customer select products to purchase which are then placed in their cart
3.	Customer pays (if a returning customer, he or she accesses their account, a new customer sets up an account).
4.	Order & payment confirmation is immediately available through the web portal (YAHOO service).
5.	HFO receives order confirmation and order is shipped via UPS within 24 hours

New and repeat customers are provided with product availability and choice as well as pricing information prior to ordering:
1.	Customer demographic information is entered into the system during order processing
2.	Credit card information is entered into system
3.	Orders are processed, as above, for existing customers

HFO’s sales growth relies upon:
•	Repeat customer sales due to product quality, reliability and customer satisfaction;
•
New customer: (1) This is driven through word of mouth and advertising, (2) Large accounts: The Company is testing a Grocery specific EDI (Electronic Data Interface) program with a large account that will enable it to target large chains, like Giant Eagle.

•	With proceeds received from this offering the Company will utilize web-based advertising to target internet users and large companies that are electronically integrated.

The money raised in this offering will be used in the following manner:
1.	We will purchase industry best-in-class internet software to build and re-launch a new web site.
2.	We will purchase online advertising through Google, Yahoo and other leading web portals to drive domestic and international online sales
3.	We will hire additional staff to build this site and monitor our web presence, process orders and maintain the quality customer service our customers have come to expect.
4.	We will purchase custom label machines to insure quality product and speed up the processing time required to fill orders. This will decrease our product cost.
5.	We will purchase additional label inventory for the collegiate label line and private label line (when on-line).
6.
Depending on how much is raised (mid-point or higher) we will look to rent warehouse space to inventory quantities that allow us to gain quantity discounts, increasing our margins.  This facility would also house our purchased labeling equipment.

Our corporate facilities are located in a 1,200 sf office at 415 E. Calder Way State College PA., which we share with other small businesses.  We have no lease commitments as we are on a month to month lease based on our sales level.

All product sold is bought in its finished state. We perform no assembly or manufacture.  We are an established business, having been formed in March 2007. We do not plan to offer new products (condiments); however, we do plan to expand the product line to more collegiate and private labels.  We also plan to enhance our ordering and production processes through the acquisition of cutting edge labeling machinery as well as purchase industry best-in-class internet software to facilitate the build-out of our internet marketing, ordering, and delivery processes.

INDUSTRY & COMPETITION

Our competition is primarily other specialty food manufacturers.  We believe competition will be determined by price, service, and product selection. The Company believes it is competitive in all three categories.

Price – Due to discount purchasing through container of competitively priced quality merchandise, the Company believes it has a competitive advantage with other providers of similar services.

Selection – Through our current web portal and our available selection we believe we currently have a competitive advantage and with further development of the web-site we plan to enhance the customer’s ordering process with greater selection.

Service – We are structured to meet the same delivery and turn-around time as our competitors (24 hours).

MARKETING ACTIVITIES

Marketing activities have been restricted by cash flow and as such have been limited to building a web site and word of mouth advertising. Going forward, through the proceeds of this offering, the Company intends to increase marketing activities through a rebuilt web site and aggressively marketing through the internet to drive customers to the website.  Additionally marketing will be done through the use of printed circulars, newspapers, and trade magazines.

NUMBER OF EMPLOYEES

The Company presently has one employee. We anticipate hiring an additional employee through the proceeds of this offering.

GOVERNMENT REGULATION

The Company’s business and products are not subject to material regulation. The Company’s operations are not dependent on patents, copyrights, trade secrets, know-how or other proprietary information. We do not anticipate doing so in the future. We are not under any confidentiality agreements or covenants.

SUBSIDIARIES

The Company has one subsidiary, Herlocher Foods Online, LLC, a Pennsylvania limited liability company.

MERGERS & ACQUISITIONS

On September 17, 2009, Global Condiments, Inc. ("GCI"), a private holding company established under the laws of Nevada, was formed in order to acquire 100% of the outstanding membership interests of HFO.  On September 17, 2009, GCI issued 7,000,000 shares of common stock in exchange for a 100% equity interest in HFO.  As a result of the share exchange, HFO became the wholly owned subsidiary of GCI.  As a result, the members of HFO owned a majority of the voting stock of GCI.  The transaction was regarded as a reverse merger whereby HFO was considered to be the accounting acquirer as its members retained control of GCI after the exchange, although GCI is the legal parent company.  The share exchange was treated as a recapitalization of GCI.  As such, HFO (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if HFO had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.
FURUTRE INDEBTEDNESS & FINANCING

Currently, the Company has negligible cash on hand, but does not anticipate having cash flow or liquidity problems within the next 12 months. The Company is not in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments.

We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

PUBLIC INFORMATION

We do not have any information that has been made public or that will require an investment or material asset of ours.

Dependence on One or a Few Major Customers:
We are not dependent on any one or a few major customers.

Need for Governmental Approval of Principal Products or Services
We are not aware of any governmental approval required for our principal products or services.

Additional information:
We have made no public announcements to date and have no additional or new products or services. In addition, we don’t intend to spend funds in the field of research and development; no money has been spent or is contemplated to be spent on customer sponsored research activities relating to the development of new products, services or techniques; and we don’t anticipate spending funds on improvement of existing products, services or techniques.

DESCRIPTION OF PROPERTY

We sub-let office space in a 1,200 sf office at 415 East Calder Way, State College, PA 16801.  Rent is based upon 5% of gross sales per month as of September 30, 2009.  This rent agreement is a month to month agreement.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

SECURITIES BEING OFFERED

We are offering for sale common stock in our Company at a price of $0.75 per share. We are offering a minimum of 80,000 shares and a maximum of 666,667 shares. The authorized capital in our Company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share.  As of November 30, 2009 we had 7,000,000 shares of common stock issued and outstanding and no preferred shares outstanding.

                Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company.

               The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

MANAGEMENTS DISCUSSION AND PLAN OF OPERATIONS

Liquidity
The Company is filing this Form S-1 registration statement with the U.S. Securities & Exchange Commission (“SEC”) in order to raise funds to expand its business and execute its business plan.

In addition to the preceding, the Company plans for liquidity needs on a short term and long term basis as follows:

Short Term Liquidity:
Since inception the Company has had minimal profits and therefore has not generated positive cash flow from operations except for the nine months ended September 30, 2009.  The Company has relied on stretching its payables and accrued expenses to assist short-term working capital needs.  For the periods ending September 30, 2009, December 31, 2008 and December 31, 2007, Net Cash Provided by (Used) in Operating Activities were as follows, along with the impact of the change in accounts payables and accrued expenses.

	Net Cash from Operations	AP/Accrual Change
September 30, 2009	$5,400	$10,309
December 31, 2008	$(3,337)	$(2,685)
December 31, 2007	$6,246	$3,586

Long Term Liquidity:
The long term liquidity needs of the Company are projected to be met primarily through the cash flow provided by operations. Cash flow from Operating Activities is expected to improve as sales increase in 2010.

Capital Resources
At the time of this filing the Company has no capital commitments.

Material Changes in Financial Condition

WORKING CAPITAL: Working Capital for the nine months ending September 30, 2009 decreased by $1,895, or 90%, to $213.  This reduction is primarily due to an increase in accrued expenses of $10,200 as the Company paid a management fee bill in October that related to the first nine months of 2009.  Accounts receivable also negatively impacted working capital as it decreased $3,014 (net).  The unfavorable impacts to working capital were partially off-set by an increase in cash of $5,400.

Working Capital for the 12 months ended December 31, 2008 decreased $652 or 24% to $2,108.  The change in working capital is directly related to the net loss for the year of $652 as the Company used cash to reduce accounts payable by $2,685.
	Working Capital	Change
September 30, 2009	$213	$(1,895)
December 31, 2008	$2,108	$(652)
December 31, 2007	$2,760	$2,760

STOCKHOLDER’S EQUITY: Stockholder’s Equity decreased by $1,895 or 90% due to the net loss of $1,895 in the nine month ended September 30, 2009.  The loss is mainly due to the low level of sales in relation to expenses.  Please see the section on ‘Material Changes in Results of Operations’ that discusses in more detail the reasons for the loss.

	Stockholder’s Equity	Change
September 30, 2009	$213	$(1,895)
December 31, 2008	$2,108	$(652)
December 31, 2007	$2,760	$2,760

GOING CONCERN: The Company has minimal operations and has working capital of approximately $213 and $2,108 as of September 30, 2009 and December 31, 2008, respectively. Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock, or both. There are no assurances that the Company will be able to either of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital cannot be generated, the Company may not be able to continue its operations.

Material Changes in Results of Operations

As of September 30, 2009, our cash balance was $8,409.

REVENUE
Nine Months Ended September 30, 2009 and September 30, 2008
Our sales for the nine months ended September 30, 2009 were $32,304 compared to $4,773 for the same nine months ended September 30, 2008. The increase is related to 170 new customers, from 158 to 328.  Average sales per customer in the nine months ended September 30, 2009 versus 2008 was $98 and $30, respectively, and improvement of $68 per customer.  Increased advertising efforts have contributed to the increase.

OPERATING EXPENSES:
Nine Months Ended September 30, 2009 and September 30, 2008
Operating expenses were $16,021 and $4,263 for the nine month periods ended September 30, 2009 and 2008 respectively.  The increased costs are related to Management Fees of $7,000, increased rent of $1,370, and increased sales commission of $970 (due to increased sales).

NET LOSS:
Nine Months Ended September 30, 2009 and September 30, 2008
Net loss for the nine months ended September 30, 2009 and 2008 was $1,895 and $1,659.  Although sales increased by about $27,500, the margin ($14,850 at 2008 levels) did not flow through as the management fee increased  by $7,000 and volume pricing decreased the margins by $3,300.  The remaining difference is related to the expenses noted above.
Results for the Year Ended December 31, 2008

REVENUE:
Our sales for the twelve months ending December 31, 2008 were $8,942 compared to $5,745 for the period ending December 31, 2007.  The year ending December 31, 2008 was for a full 12 months whereas the period ending December 31, 2007 was for 10 months.  The increase of $3,197is broken down: $1,500 related to the additional two months of sales in 2008; $1,697 related to increased volume and new customers.  The increase is related to additional advertising and marketing.

OPERATING EXPENSES:
Operating expenses were $5,375 for the twelve months ending December 31, 2008 compared to $265 for the period ending December 31, 2007.  The increase of $5,110 is related to management fees of $3,000; sales commissions of $823; bank related charges of $528 and other expenses of about $750.

NET INCOME:
Net income (loss) for the twelve months ending December 31, 2008 was a loss of $652 compared to income of $2,660 for the period ending December 31, 2007, an decrease of $3,312.  Although sales increased by $3,197 the increased margin of $1,770 did flow-through due to the aforementioned change in expenses of $5,110.
Plan of Operations

The plan of operations for the 12 months following the commencement of this offering will include the continued growth plan of the Company and will concentrate in three areas:

1.	Organic growth through existing channels and geographies (current internet channels),
2.	New markets
3.	New customers

Organic growth through existing customers: From March, 2007 (inception) to December 31, 2007 our sales were $5,745, an annualized rate of $6,900 compared to our sales for the twelve month period ending December 31, 2008 of $8,972, a growth rate of 56%.  Sales for the nine month period ending September 30, 2009 were $32,304, an annualized rate of $43,000, a growth rate of 479%.   Although we do not expect this growth rate to continue, especially in the current economic climate, we forecast organic growth from existing customers to remain in the high teens (as a percent).  There is seasonality to our business as it usually increases over the New Year, party, football season and has a lull in February and March.
New Markets: With proceeds received from this offering the Company will utilize web-based advertising to target internet users and large companies that are electronically integrated. to access new markets.

New Customers: Through increased marketing and advertising dollars we expect to reach new customers that have not yet heard of us and gain new customers, both similar to what we currently service, as well as those mentioned above in new markets.  Marketing and advertising costs will be determined by the amount raised in the initial offering. If the maximum amount of $500,000 is raised, these costs are projected to total $80,000 in the first 12 months of operation. As previously mentioned, advertising costs will include targeted internet advertising, printed trade periodicals, and the solicitation of large corporate accounts through the leveraging our President’s industry contacts. If the minimum amount is raised in this offering, in the first 12 months of operation, $15,000 will be spent on advertising.

The Company plans to further enhance its software offerings and upgrading to state of the art best in class. If the maximum amount is raised in this offering software development (web site development and Grocery industry software) will approximate $75,000. If the minimum amount is raised, this expense will approximate $14,000.

Generating Sufficient Revenue:

The Company plans to generate sufficient revenue by expanding awareness through marketing and advertising, enhancing its product line, and increasing market penetration.

Financing Needs:

Our cash flows since inception have been adequate to support on-going operations. As noted above, the Company's initial financing needs can and will be met even if the minimum offering amount is raised. We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no disagreements with them on accounting and disclosure issues.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

           The directors and officers of the Company, their ages and principal positions are as follows:

Charles C. Herlocher II	46	Director, President; Secretary, Treasurer
Chief Financial Officer and Chief Accounting Officer

Background of Directors and Executive Officers:

Charles C. Herlocher II.
After graduating from High School at Westtown School, Pennsylvania in 1982, Mr. Herlocher attended Boston University where he graduated with a Bachelor of Science in Business Administration in 1986.  After graduation Mr. Herlocher spent five years in commercial real estate working for Boston University, as the Operations Manager in their Office of Rental Property Management.  In this capacity Mr. Herlocher dealt directly with both residential and commercial tenants as well as University officials in servicing the tenants and maintaining budgets.  During his time working for Boston University Mr. Herlocher attended Bentley College and graduated with a Master of Business Administration in 1992.

In 1992 Mr. Herlocher left Boston University and returned to State College, Pennsylvania to become President of Herlocher Foods, Inc. a manufacturing company that markets and sells consumer food products domestically to local and national grocery store chains.  During this time Mr. Herlocher has overseen an expansion and growth of Herlocher Foods, expanding the business into new geographical and niche markets.  In 2009 Mr. Herlocher started Global Condiments with the express purpose of penetrating the internet and international markets.

Mr. Herlocher splits his time between Global Condiments and Herlocher Foods and on any given day can spend up to four hours working on Global Condiments as he is the sole employee and is in the process of building the business.  Once the business is established, sales increase and after this filing is approved, it is expected that Mr. Herlocher’s time each day will be reduced.

REMUNERATION OF DIRECTORS AND OFFICERS

Our sole officer and director received the following compensation for the nine months ending September 30, 2009 and the years of 2008 and 2007. He has no employment contract with the Company.

Name of Person Receiving compensation	Capacity in which he served to receive remuneration	Aggregate remuneration
Charles C. Herlocher II	President, Secretary and Treasurer	2009 - $0 2008 - $0 2007 - $0

As of the date of this offering, our sole officer is our only employee. We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In September 2007, we exchanged 7,000,000 shares of common stock for 100% of the membership interests of HERLOCHER FOODS ONLINE, LLC, a Pennsylvania LLC with equity of $10,413 In this transaction, the president of the Company received 6,500,000 shares of common stock for the equity in HFO.

Under a contract with the Company beginning March 2, 2007 and Herlocher Foods, Inc. provides general office space and administrative support at 5% of gross sales.  In the nine months ended September 30, 2009 and 2008 the amounts charged were $1,615 and $238 respectively.  For the twelve months ending December 31, 2008, amounts charged were $447.

The Company purchases all of its product from Herlocher Foods, Inc (a related party).  In the nine months ended September 30, 2009 and 2008 the amounts purchased were $18,178 and $2,197.  For the twelve months ending December 31, 2008, amounts charged were $4,247.

On September 30, 2009 the Company signed a contract with Herlocher Foods, Inc. to provide Management Services at a cost of $500-$5,000 per month beginning October 1, 2009.  This agreement can be cancelled by either party with a 30 day written notice.  Total management services expenses for the nine months ending September 30, 2009 were $10,000 and for the years ending December 31, 2008 and 2007, $3,000 and $0, respectively.

On August 1, 2008 the Company entered into a sales commission agreement with an individual providing a commission of 20% of sales related to his efforts.  This agreement can be cancelled by either party with a 30 day written notice.  Amounts charged through the nine months ending September 30, 2009 and the twelve months ending December 31, 2008 were $1,120 and $823 respectively.

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the Company:
Title / relationship to issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary and Director	Charles C. Herlocher II 415 East Calder Way State College, Pennsylvania 16801	6,500,000	92.86%

	Minimum	6,500,000	91.81%
	Maximum	6,500,000	84.78%

No options, warrants or rights have been issued by the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

ASSETS	As of September 30, 2009 (Unaudited)	As of December 31, 2008
Current Assets
Cash and Cash Equivalents	$8,409	$3,009
Accounts Receivable (net of allowance of $265 and $0)	3,014	-
Total Current Assets	11,423	3,009

TOTAL ASSETS	$11,423	$3,009

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable – Related Party	$1,010	$901
Accrued Expenses – Related Party	10,200	-
Total Current Liabilities	11,210	901

TOTAL LIABILITIES	11,210	901

Stockholders’ Equity
Preferred stock, $0.001 par value, 20,000,000 authorized,
-0- issued and outstanding
Common stock, $0.001 par value, 50,000,000 authorized,	-	-
7,000,000 issued and outstanding	7,000	7,000
Additional paid-in-capital	(6,900)	(6,900)
Retained Earnings	113	2,008
Total Stockholders’ Equity	213	2,108

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,423	$3,009

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008 (Unaudited)

	Nine months Ended	Nine months Ended
	September 30, 2009	September 30, 2008
REVENUES	$32,304	$4,773
COST OF SALES	18,178	2,197
GROSS PROFIT	14,126	2,576

OPERATING EXPENSES
Selling and Advertising Expenses	2,053	150
Other General Expenses	13,968	4,113
Total Operating Expenses	16,021	4,263

NET OPERATING INCOME (LOSS)	(1,895)	(1,687)

OTHER INCOME (EXPENSE)
Interest Income	-	28
Interest Expense	-	-
Total Other Income (Expense)	-	28

Provision for Income Taxes	-	-

Net Income (Loss)	$(1,895)	$(1,659)

Basic and diluted weighted average shares outstanding	7,000,000	7,000,000

Basic and diluted net income (loss) per share	$(0.00)	$(0.00)

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008 (Unaudited)

	Nine months Ended	Nine months Ended
	September 30, 2009	September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(1,895)	$(1,659)
Adjustments to reconcile net loss to net cash
used by operating activities:
Bad Debt Expense	265	-
Changes in assets and liabilities:
(Increase) Decrease in Accounts Receivable	(3,279)	(20)
(Decrease) in Accounts Payable – Related Party	109	(3,685)
Increase in Accrued Expenses – Related Party	10,200	238
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,400	(5,126)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,400	(5,126)
CASH AND CASH EQUIALENTS AT BEGINNING OF PERIOD	3,009	6,346
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,409	$1,220

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Period for Interest Expense	$-	$-
Cash Paid During the Period for Taxes	$-	$-

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
Notes to the Consolidated Financial Statements
September 30, 2009

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Global Condiments, Inc. (The “Company” or "GCI") operates as an Internet Wholesaler of mustard, salsa and other food products.  The Company is located in State College, Pennsylvania and was incorporated on September 17, 2009 under the laws of the State of Nevada.

Global Condiments, Inc., is the parent company of Herlocher Foods Online, L.L.C., (“HFO”), a company incorporated under the laws of the State of Pennsylvania. HFO was established on March 2, 2007 and for the past two and a half years has been operating from their offices in State College, PA.

GCI was formed in order to acquire 100% of the outstanding membership interests of HFO.  On September 17, 2009, GCI issued 7,000,000 shares of common stock in exchange for a 100% equity interest in HFO.  As a result of the share exchange, HFO became the wholly owned subsidiary of GCI,  and the former members of HFO owned a majority of the voting stock of GCI.  The transaction was regarded as a reverse merger whereby HFO was considered to be the accounting acquirer as its members retained control of GCI after the exchange, although GCI is the legal parent company.  The share exchange was treated as a recapitalization of GCI.  As such, HFO (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if HFO had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Unaudited Interim Financial Statements:

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations for interim financial information. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading, and to present fairly the balance sheets, statements of operations and statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. It is presumed that users of this interim financial information have read or have access to the audited financial statements and footnote disclosure for the preceding fiscal year. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

Significant Accounting Policies:

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). This new guidance created the FASB Accounting Standards Codification (“Codification”).  The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification became effective for the Company in its quarter ended September 30, 2009. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company’s consolidated financial statements. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.

 Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are: 1) greater than 90 days old and the balances at September 30, 2009 and December 31, 2008 respectively were $265 and $0, therefore the provision was increased by a $265; and 2) by specific identification after reviewing balances that are past due.  Allowances for Doubtful Accounts totaled $265 at September 30, 2009 and $0 at December 31, 2008.  Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.  At September 30, 2009 and December 31, 2008 the Company had no fixed assets.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10, "Revenue Recognition in Financial Statements," (formerly SFAS No. 48).  Revenue will be recognized only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
●	The price is fixed and determinable; and
●	Collectability is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 30 days after shipment.  Customer returns were $80 for the quarter ended September 30, 2009 and $0 for the three months ended September 30, 2008.  Returns were $273 and $0 for the nine month periods ended September 30, 2009 and 2008 respectively.  In accordance with ASC 605-10, "Revenue Recognition when Right of Return Exists," (formerly SFAS No. 48) revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of September 30, 2009, due to the returns for the past 90 days not being material, the allowance for estimated returns was $0.

Revenue is recorded net of any sales taxes charged to customers.

Taxes:

No provision for income taxes has been made in the consolidated statements through September 17, 2009 since the wholly owned subsidiary was a “pass through” entity, whereby the partners were individually liable for the tax on their share of the LLC’s income.

On September 17, 2009, as described in Note 1, the Company completed a reverse merger and the Company adopted ASC 740-10(formerly  Statement of Financial Accounting Standards ("SFAS"), No. 109 "Accounting for Income Taxes"), which uses the assets and liability method of accounting for income taxes. Under the assets and liability method of ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company did not have any significant taxable income for the period from September 17, 2009 through September 30, 2009.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.  Please see the Company’s December 31, 2008 audited financial statements and footnote disclosures.

NOTE 2 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At September 30, 2009 and December 31, 2008, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At September 30, 2009 and December 31, 2008, there were 7,000,000 shares outstanding.

NOTE 3 – RELATED PARTY TRANSACTIONS

Under a contract with the Company beginning March 2, 2007, Herlocher Foods, Inc. provides general office space and administrative support at 5% of gross sales.  In the nine months ended September 30, 2009 and 2008 the amounts charged were $1,615 and $238 respectively.

The Company purchases all of the product from Herlocher Foods, Inc.  In the nine months ended September 30, 2009 and 2008 the amounts purchased were $18,178 and $2,197.

On September 30, 2009 the Company signed a contract with Herlocher Foods, Inc. to provide Management Services at a cost of $500-$5,000 per month beginning October 1, 2009.  This agreement can be cancelled by either party with a 30 day written notice.  Total management services expenses for the nine months ending September 30, 2009 were $10,000 and for the year ending December 31, 2008, $3,000, paid to Herlocher Foods, Inc.

NOTE 4 – FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has working capital of approximately $200 and $2,100 as of September 30, 2009, and December 31, 2008, respectively. Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 – SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, “Subsequent Events”, (formerly SFAS No. 165, “Subsequent Events,” which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.  In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed through January 5, 2010, which is the date the financial statements were issued.    No reportable subsequent events were noted.

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS

In 2009, the FASB issued the following guidance;

FASB ASC 860-10-05:  "Accounting for Transfers of Financial Assets—(Prior authoritative literature: FASB Statement No. 166 -- an amendment of FASB Statement No. 140"), which will be effective for the first annual or quarterly period after November 15, 2009.

FASB ASC 810-10-05: "Accounting for Transfers of Financial Assets,(Prior authoritative literature:  FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)”). Which is for the first annual or quarterly period after November 15, 2009.

 FASB ASC 825: “Interim Disclosures about Fair Value of Financial Instruments (Prior authoritative literature: FSP No. FAS 107-1 and APB 28-1)
FASB ASC 320-10-65-4:  “Recognition and Presentation of Other-Than-Temporary Impairments”, (Prior authoritative literature: FSP No. FAS 115-2 and FAS 124-2).

FASB ASC 820-10-65-4:   “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”(Prior authoritative literature FSP No. FAS 157-4).

Management has reviewed these new standards and believes that they will have no material impact on the financial statements of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of GLOBAL CONDIMENTS, Inc.

We have audited the accompanying consolidated balance sheets of GLOBAL CONDIMENTS, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008 and for the period from March 2, 2007 (Inception) through December 31, 2007. GLOBAL CONDIMENTS, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GLOBAL CONDIMENTS, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from March 2, 2007 (Inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the consolidated financial statements, the Company's minimal operations and negative working capital raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
January 4, 2010

GLOBAL CONDIMENTS, INC. CONSOLIDATED BALANCE SHEETS

ASSETS	As of December 31, 2008	As of December 31, 2007
Current Assets
Cash and Cash Equivalents	$3,009	$6,346
Accounts Receivable, net	-	-
Total Current Assets	3,009	6,346

TOTAL ASSETS	$3,009	$6,346

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable – Related Party	$901	$3,586

Total Current Liabilities	901	3,586

TOTAL LIABILITIES	901	3,586
Stockholders’ Equity
Preferred stock, $0.001 par value, 20,000,000 authorized,
-0- issued and outstanding	-	-
Common stock, $0.001 par value, 50,000,000 authorized,
7,000,000 issued and outstanding	7,000	7,000
Additional paid-in-capital	(6,900)	(6,900)
Retained Earnings	2,008	2,660
Total Stockholders’ Equity	2,108	2,760

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,009	$6,346

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Period From March 2, 2007 (Inception) to
	December 31, 2008	December 31, 2007

REVENUES	$8,942	$5,745
COST OF SALES	4,247	2,820
GROSS PROFIT	4,695	2,925

OPERATING EXPENSES
Selling and Advertising Expenses	823	-
Other General Expenses	4,552	265
Total Operating Expenses	5,375	265

NET OPERATING INCOME (LOSS)	(680)	2,660

OTHER INCOME (EXPENSE)
Interest Income	28	-

Total Other Income (Expense)	28	-

Provision for Income Taxes	-	-

Net income (loss)	$(652)	$2,660

Basic and diluted weighted average shares outstanding	7,000,000	7,000,000

Basic and diluted net income (loss) per share	$(0.00)	$0.00

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from March 2, 2007 (date of inception) to December 31, 2008

			Additional
	Common	Common	Paid In	Retained
	Shares	Amount	Capital	Earnings (Deficit)	Totals

Issuance of Common Stock to founders	7,000,000	$7,000	$(6,900)	$-	$100

Net Income	-	-	-	2,660	2,660

Balances: December 31, 2007	7,000,000	7,000	(6,900)	2,660	2,760

Net Loss	-	-	-	(652)	(652)

Balances: December 31, 2008	7,000,000	$7,000	$(6,900)	$2,008	$2,108

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008 and For the period March 2, 2007 (Inception) to December 31, 2007

	Year Ended	For the period March 2, 2007 (Inception) to
	December 31, 2008	December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(652)	$2,660
Changes in assets and liabilities:
Accounts Receivable	-	3,586
Accounts Payable – Related Party	(2,685)	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,337)	6,246

NET CASH FLOWS FROM INVESTING ACTIVITIES	-	-

NET CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder Investment	-	100

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	100

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,337)	6,346
CASH AND CASH EQUIALENTS AT BEGINNING OF PERIOD	6,346	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,009	$6,346

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Period for Interest Expense	$-	$-
Cash Paid During the Period for Taxes	$-	$-

See accompanying summary of accounting policies and notes to consolidated financial statements.

GLOBAL CONDIMENTS, INC.
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Global Condiments, Inc. (The “Company” or "GCI") operates as an Internet Wholesaler of mustard, salsa and other food products.  The Company is located in State College, Pennsylvania and was incorporated on September 17, 2009 under the laws of the State of Nevada.

Global Condiments, Inc., is the parent company of Herlocher Foods Online, L.L.C., (“HFO”), a company incorporated under the laws of the State of Pennsylvania. HFO was established in March 2, 2007 and for the past two and a half years has been operating from their offices in State College, PA.

GCI was formed in order to acquire 100% of the outstanding membership interests of HFO.  On September 17, 2009, GCI issued 7,000,000 shares of common stock in exchange for a 100% equity interest in HFO.  As a result of the share exchange, HFO became the wholly owned subsidiary of GCI, and the former members of HFO owned a majority of the voting stock of GCI.  The transaction was regarded as a reverse merger whereby HFO was considered to be the accounting acquirer as its members retained control of GCI after the exchange, although GCI is the legal parent company.  The share exchange was treated as a recapitalization of GCI.  As such, HFO (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if GCI had always been the reporting company and, on the share exchange date, changed its name and reorganized its capital stock.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the  respective  periods being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  The Company’s sole subsidiary, HFO,  is included in these consolidated financial statements.  All intercompany balance and transactions are eliminated.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $0 and $0 at December 31, 2008 and 2007 respectively.  Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost if purchased, or at fair value in a nonmonetary exchange, less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10, "Revenue Recognition in Financial Statements," (formally SFAS No. 48).  Revenue will be recognized only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
●	The price is fixed and determinable; and
●	Collectability is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 30 days after shipment.  Customer returns were $0 for the year ended December 31, 2008 and $0 for the year ended December 31, 2007.   In accordance with ASC 605-10, "Revenue Recognition when Right of Return Exists," (formally SFAS No. 48) revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of December 31, 2008 and 2007, the allowance for estimated returns was $0 and $0.

Revenue is recorded net of any sales taxes charged to customers.

Cost of Goods Sold:

Cost of Goods Sold consists primarily of ready-to-sell product, which is then immediately resold directly to customers.  We currently have one supplier for all our product, Herlocher Foods, Inc., a related party.

Taxes:

No provision for income taxes has been made in the consolidated statements through December 31, 2008 since the wholly owned subsidiary was a “pass through” entity until September 17, 2009, whereby the partners were individually liable for the tax on their share of the LLC’s income.

On September 17, 2009, as described in Note 1, the Company completed a reverse merger and began using the assets and liability method of accounting for income taxes. Under the assets and liability method deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is identical to earnings per share (basic).

                 Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

NOTE 2 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2008 and 2007, there were zero shares outstanding.

The Company is authorized to issue 50,000,000 common shares at a par value of $0.001 per share. These shares have full voting rights.  At December 31, 2008 and 2007, there were 7,000,000 shares outstanding.

NOTE 3 – RELATED PARTY TRANSACTIONS

Under a contract with the Company beginning January 1, 2008 and Herlocher Foods, Inc. provides general office space and administrative support at 5% of gross sales.  In the twelve months ended December 31, 2008 and 2007 the amounts charged were $447 and $0 respectively.

The Company purchases all of their product it sells from Herlocher Foods, Inc.  In the twelve months ended December 31, 2008 and the period March 2, 2007 (Inception) to December 31, 2007 the amounts purchased were $4,247 and $2,820.

On September 30, 2009 the Company signed a contract with Herlocher Foods, Inc. to provide Management Services at a cost of $500-$5,000 per month beginning October 1, 2009.  This agreement can be cancelled by either party with a 30 day written notice.  Total management services expenses for the twelve months ending December 31, 2008 and 2007 were, $3,000 and $0, respectively, paid to Herlocher Foods, Inc.

NOTE 4 – FINANCIAL CONDITION AND GOING CONCERN

The Company has minimal operations and has working capital of approximately $2,100 and $2,800 as of December 31, 2008, and December 31, 2007, respectively. Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to survive. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital cannot be generated, the Company may not be able to continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 – NEW ACCOUNTING PRONOUNCEMENTS

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404 (b)”), as amended by SEC Release No. 33-8760 on December 15, 2006.  Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting.  The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of its year-end and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

 In 2009, the SEC approved a one year extension of the compliance data for smaller public companies to meet the Section 404 (b) auditor attestation requirement of the Sarbanes-Oxley Act regarding the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In 2007, the FASB issued the following:

-	SFAS No. 141(R): (Revised 2007), “Business Combinations”

-	SFAS No. 159: “The Fair Value Option for Financial Assets and Financial Liabilities”

-	SFAS No. 160: “Noncontrolling Interest in Consolidated Financial Statements”

In 2008, the FASB issued the following:

-	SFAS No. 161: “Disclosures about Derivative Instruments and Hedging Activities”

-	SFAS No. 162: “The Hierarchy of Generally Accepted Accounting Principles”

-	SFAS No. 163: “Accounting for Financial Guarantee Insurance Contracts”

Management has reviewed these new standards and believes that they have no material impact on the financial statements of the Company.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

           TABLE OF CONTENTS
Prospectus Summary	2
Corporate Information	2
Summary Financial Data	2
Risk Factors	3
Forward Looking Statements	6
Dilution	6
Plan of Distribution	8
Use of Proceeds	9
Description of Business	10
Management’s Discussion and Plan of Operations	16
Description of Property	17
Director’s, Executive Officers and Significant Employees	17
Remuneration of Officers and Directors	18
Interest of Management and Others in Certain Transactions	18
Principal Shareholders	19
Significant Parties	19
Securities Being Offered	20
Relationship with Issuer of Experts Named in Registration Statement	20
Legal Proceedings	20
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Legal Matters	21
Experts	21
Dividend Policy	21
Capitalization	22
Transfer Agent	22
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Nine of our Articles of Incorporation states:

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.
Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

Item 2.          Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum
SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky Fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
         (1)    File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional or changed material information on the plan of distribution.
         (2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

   1(b)           If the small business issuer is subject to Rule 430C, for the purpose of determining liability to any purchaser, the small business issuer will:

For each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In September 2009, the Company issued 7,000,000 shares of common stock in exchange for 100 % of the outstanding interests of HERLOCHER FOODS ONLINE, LLC, a Pennsylvania limited liability company established in 2007. Of the 7,000,000 shares issued, the President received 6,500,000 shares and two other investors received 250,000 and 250,000, each receiving their stock for their respective ownership in GLOBAL CONDIEMENTS, Inc., a Nevada Corporation.  At the date of the exchange, the equity received for these shares was 10,413. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in September 2007, the shareholders of a private corporation received their respective shares for their ownership of HERLOCHER FOODS ONLINE, LLC which they received for equity in that company of $10,413. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of State College, State of Texas, on January 5, 2010.

GLOBAL CONDIMENTS, Inc.

By: /s/ Charles C. Herlocher II
Charles C. Herlocher II, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Charles C. Herlocher II	President, Secretary, Treasurer, Director	January 5, 2010
Charles C. Herlocher II

/s/ Charles C. Herlocher II	Chief Executive Officer	January 5, 2010
Charles C. Herlocher II

/s/ Charles C. Herlocher II	Chief Financial Officer	January 5, 2010
Charles C. Herlocher II

/s/ Charles C. Herlocher II	Chief Accounting Office	January 5, 2010
Charles C. Herlocher II

Item 5.     Exhibit

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1	-Articles of Incorporation
2.4	-By Laws
3.1	-Specimen Stock Certificate
4.1	-Form of Subscription Agreement
10.1	-Consent of LBB & Associates Ltd., LLP
11.1	-Opinion and Consent of The McCall Law Firm